UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2023 (June 1, 2023)

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On June 1, 2023, Riot Platforms, Inc. (“Riot,” “us,” “we,” “our” or the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to its effective automatic shelf registration statement on Form S-3, as previously filed with the Securities and Exchange Commission on August 31, 2021 (File No. 333-259212) to register the resale of up to 70,165 shares of Riot’s common stock, no par value per share, (“Common Stock”) by the former owners of its subsidiary, ESS Metron, LLC (formerly known as “Ferrie Franzmann Industries, LLC”), a Colorado limited liability company, (“ESS Metron”) who are the Selling Stockholders identified in the Prospectus Supplement (the “Selling Stockholders”). The shares of our Common Stock being offered for resale by the Selling Stockholders were originally issued to them, as of June 1, 2023, in connection with the Company’s acquisition of all of the issued and outstanding equity interests of ESS Metron, which we completed on December 1, 2021.

This current report on Form 8-K is being filed solely for the purpose of filing the opinion of Lewis, Roca, Rothgerber, Christie, LLP relating to the validity of the shares of Common Stock registered for resale by the Selling Stockholders pursuant to the Prospectus Supplement, a copy of which is attached as Exhibit 5.1 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

5.1Opinion of Lewis, Roca, Rothgerber, Christie, LLP.

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: June 1, 2023